                                                ---------------------------------------------------------------
Wesmark Growth Fund                  Yield = 2{(          $199,630.48 -               $98,872.97 )+1)^6-1}=
                                                ---------------------------------------------------------------
Computation of SEC Yield                                    8,862,042 *(                  $12.03 -    0.00000)
As of:  January 31, 1997
                                                SEC Yield =                                1.14%

Dividend and/or Interest
Inc for the 30 days ended             $199,630.48

Net Expenses for                       $98,872.97
the Period

Avg Daily Shares
Outstanding and entitled
to receive dividends                    8,862,042

Maxium offering price                      $12.03
per share as of 7-31-97

Undistributed net income                  0.00000

Tax Equivalent Yield
(assumes individual
  does not itemize
  on Federal Return)

100 % minus the Federal
taxable % (100%-28%=72%)

30 SEC yield / by the tax
equiv % (0.00% / 72.0%)=                    1.58%